Exhibit 99.2

Goodness Growth Holdings Announces Expansion of Credit Facility with Lenders

MINNEAPOLIS – February 1, 2022 – Goodness Growth Holdings, Inc. ("Goodness Growth" or the “Company”) (CSE: GDNS; OTCQX: GDNSF), a physician-led, science-focused cannabis company and IP developer, today announced that it has executed a third amendment to its credit facility with its senior secured lender, Chicago Atlantic Admin, LLC (the "agent"), an affiliate of Green Ivy Capital, and a group of lenders. The amended credit facility enables the Company to access an additional delayed draw term loan (the “Delayed Draw Term Loan”) of up to U.S. $55 million which, a portion of which shall be utilized for working capital and general corporate purposes, and the remainder to be used for other specific purposes, including related to its expansion in the State of New York.

Draws on the loan have a maturity date of April 30, 2023 with an option to extend another 12 months for an additional fee of $1,375,000. The cash interest rate on the Delayed Draw Loans is equal to the U.S. prime rate, plus 10.375%, with a minimum required rate of 13.375% per annum, in addition to paid-in-kind interest of 2.75% per annum.

About Goodness Growth Holdings, Inc.

Goodness Growth Holdings, Inc., is a physician-led, science-focused holding company whose mission is to bring the power of plants to the world. The Company’s operations consist primarily of its multi-state cannabis company subsidiary, Vireo Health, and its science and intellectual property developer, Resurgent Biosciences. The Company manufactures proprietary, branded cannabis products in environmentally friendly facilities and state-of-the-art cultivation sites and distributes its products through its growing network of Green Goods™ and other retail locations and third-party dispensaries. Its teams of more than 500 employees are focused on the development of differentiated products, driving scientific innovation of plant-based medicines, and developing meaningful intellectual property. Today, the Company is licensed to grow, process, and/or distribute cannabis in eight markets and operates 18 dispensaries across the United States. For more information about Goodness Growth Holdings, please visit www.goodnessgrowth.com.

Contact Information

Investor Inquiries:	Media Inquiries:
Sam Gibbons	Albe Zakes
Vice President, Investor Relations	Vice President, Corporate Communications
samgibbons@vireohealth.com	albezakes@vireohealth.com
(612) 314-8995	(267) 221-4800

Forward-Looking Statement Disclosure

This press release contains "forward-looking information" within the meaning of applicable United States and Canadian securities legislation. To the extent any forward-looking information in this press release constitutes “financial outlooks” within the meaning of applicable United States or Canadian securities laws, such information is being provided as preliminary financial results and the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such financial outlooks. Forward-looking information contained in this press release may be identified by the use of words such as “plan,” “position,” “continue,” “believe,” “will,” “expects,” “pending,” or variations of such words and phrases.  These statements should not be read as guarantees of future performance or results. Forward-looking information includes both known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company or its subsidiaries to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements or information contained in this press release. Forward-looking information is based upon a number of estimates and assumptions of management, believed but not certain to be reasonable, in light of management's experience and perception of trends, current conditions, and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment; and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, risks related to shareholder and regulatory approvals of the Acquisition; risks related to current and future economic conditions; risks related to the COVID-19 pandemic; federal, state, local, and foreign government laws, rules, and regulations, including federal and state laws in the United States relating to cannabis and any changes to such laws; operational, regulatory, and other risks; execution of business strategy; difficulty to forecast; conflicts of interest; liquidity and additional financing; and risk factors set out in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, which is available on EDGAR with the U.S. Securities and Exchange Commission and filed with the Canadian securities regulators and available under the Company's profile on SEDAR at www.sedar.com.

The statements in this press release are made as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking information, whether as a result of new information, future events or results, or otherwise, other than as required by applicable securities laws.